UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: January 5, 2005
                        (Date of earliest event reported)


                                DCAP GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                           0-1665                36-2476480
----------------------------  --------------------- ----------------------------
(State or Other Jurisdiction  (Commission File No.) (IRS Employer Identification
of Incorporation)                                    Number)


                        1158 Broadway, Hewlett, NY         11557
                        ------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (516) 374-7600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     _____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     _____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     _____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     _____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On January 5, 2005, the Board of Directors of DCAP Group, Inc. (the "Company") amended the By-Laws of the Company to provide that a director of the Company will be deemed to have resigned in the event that he is absent from seven Board meetings during the period between any two annual meetings of stockholders, unless the Board of Directors determines that one or more of the absences was excusable. The By-Laws previously provided that a director will be deemed to have resigned effective January 1 of a given year in the event that he failed to attend at least two-thirds of all meetings of the Board of Directors during the preceding calendar year, unless the Board of Directors determined that all excess absences was excusable.

     The Board of Directors also adopted an amendment to the Company's By-Laws that made certain Board of Directors notice and other procedural provisions applicable to committees of the Board.

Item 9.01.     Financial Statements and Exhibits.

(c)            Exhibits

               3 Amendments to By-Laws.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            DCAP GROUP, INC.


Dated:  January 10, 2005                   By: /s/ Barry B. Goldstein
                                               -----------------------------
                                               Barry B. Goldstein
                                               President